Exhibit 99.2

For Immediate Release

Alexandria Real Estate Equities, Inc. Announces
Pricing of Public Offering of

$750,000,000 of Senior Notes due 2031

$500,000,000 of Senior Notes due 2050

PASADENA, Calif. — July 8, 2019 — Alexandria Real Estate Equities, Inc. (“Alexandria” or the “Company”) (NYSE: ARE) today announced that it has priced a public offering of $750,000,000 aggregate principal amount of 3.375% senior notes due 2031 and $500,000,000 aggregate principal amount of 4.000% senior notes due 2050 (the “notes”). Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC are acting as joint book-running managers in connection with the public offering and Evercore Group L.L.C., Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BBVA Securities Inc., BNP Paribas Securities Corp., Capital One Securities, Inc., Fifth Third Securities, Inc., Mizuho Securities USA LLC, PNC Capital Markets LLC, Regions Securities LLC, Samuel A. Ramirez & Company, Inc., Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as co-managers in connection with the public offering.

The senior notes due 2031 were priced at 99.859% of the principal amount with a yield to maturity of 3.389%, and the senior notes due 2050 were priced at 99.578% of the principal amount with a yield to maturity of 4.024%. The notes will be unsecured obligations of the Company and fully and unconditionally guaranteed by Alexandria Real Estate Equities, L.P., an indirectly 100% owned subsidiary of the Company. The closing of the sale of the notes is expected to occur on or about July 15, 2019, subject to customary closing conditions.

The net proceeds from the notes will be principally used to refinance (i) any and all of the Company’s outstanding 2.75% senior notes due 2020 and (ii) and any and all of the Company’s outstanding 4.60% senior notes due 2022, pursuant to a tender offer announced separately today, by redemption or otherwise.  The balance of net proceeds will be used for general corporate purposes, which may include the partial repayment of the Company’s unsecured senior bank term loan and the reduction of the outstanding balance on the Company’s unsecured senior line of credit.

The notes are being offered pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s notes, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement relating to this offering, when available, may be obtained by contacting: Goldman Sachs & Co. LLC, Attn: Prospectus Department, at 200 West Street, New York, NY 10282, telephone: 866-471-2526, fax: 212-902-9316 or email: prospectus-ny@ny.email.gs.com; Citigroup Global Markets Inc. at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone toll-free: 800-831-9146 or e-mail: prospectus@citi.com; J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, Attn: Investment Grade Syndicate Desk, 3rd Floor, telephone (collect): 212-

834-4533; or RBC Capital Markets, LLC at 200 Vesey Street, 8th Floor, New York, NY 10281, Attn: Debt Capital Markets, telephone: 1-866-375-6829 or email rbcnyfixedincomeprospectus@rbccm.com.

Alexandria, an S&P 500® company, is an urban office real estate investment trust uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland and Research Triangle.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the Company’s offering of notes and its intended use of the proceeds. These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q.

CONTACT: Sara Kabakoff, AVP — Corporate Communications, (626) 788-5578, skabakoff@are.com

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